SECURITIES AND EXCHANGE COMMISSION

UNITED STATES

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 14, 2010

REGENCY CENTERS CORPORATION REGENCY CENTERS, L.P.

(Exact name of registrant as specified in its charter)

Florida (Regency Centers Corporation) Delaware (Regency Centers, L.P.)	1-12298 (Regency Centers Corporation) 0-24763 (Regency Centers, L.P.)	59-3191743 (Regency Centers Corporation) 59-3429602 (Regency Centers, L.P.)
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Independent Drive, Suite 114 Jacksonville, Florida		32202
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number including area code: (904)-598-7000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01:	Other Events.

On October 14, 2010, Regency Centers Corporation issued a press release announcing that its operating partnership, Regency Centers, L.P. (the “Company”), has amended its previously announced cash tender offer (the “Tender Offer”) for up to $100 million in aggregate principal amount (the “Maximum Tender Offer Amount”) of its 6.75% Notes due 2012 (the “6.75% Notes”) and 7.95% Notes due 2011 (the “7.95% Notes”) (collectively, the “Notes”). The Company has extended the Early Tender Date from 5:00 p.m., New York City time, on October 14, 2010 to 11:59 p.m., New York City time, on October 28, 2010 (“Extended Early Tender Date”). Accordingly, holders of the Notes who validly tender and do not validly withdraw their Notes at or prior to the Extended Early Tender Date will receive the Total Consideration, which includes the Early Tender Consideration, each as described in the Offer to Purchase dated September 30, 2010 (“Offer to Purchase”).

The Withdrawal Deadline for the Tender Offer will continue to be 5:00 p.m., New York City time, on October 14, 2010. As such, holders who have tendered and not withdrawn their Notes at or prior to that time, and holders who tender their Notes after that time, may not withdraw their tendered Notes unless the Company (1) amends the terms of the Tender Offer (x) to decrease the amount of the applicable Tender Offer Consideration or Early Tender Consideration or (y) decreases the Maximum Tender Amount or (2) is otherwise required by law to permit withdrawal.

All other terms and conditions of the tender offer described in the Offer to Purchase dated September 30, 2010 and the related Letter of Transmittal, in each case as amended by the press release issued by Regency Centers Corporation on October 14, 2010, remain unchanged.

As of 5:00 p.m., New York City time, on October 14, 2010, approximately $52.5 million principal amount of the 6.75% Notes and $11.8 million principal amount of the 7.95% Notes had been validly tendered and not validly withdrawn. In accordance with the terms of the Tender Offer, holders may continue to tender Notes until 11:59 p.m., New York City time, on October 28, 2010, unless extended or earlier terminated by the Company (such date and time, as may be extended, the “Expiration Date”).

A copy of the press release issued by Regency Centers Corporation on October 14, 2010 is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibit 99.1: Press release issued by Regency Centers Corporation on October 14, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGENCY CENTERS CORPORATION and REGENCY CENTERS, L.P.
(registrant)

October 14, 2010	By:	/s/ J. Christian Leavitt
J. Christian Leavitt, Senior Vice President
Finance and Principal Accounting Officer

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